EXHIBIT 99.1

FOR IMMEDIATE RELEASE: March 15, 2022

Aspen Group Reports 14% Revenue Growth for Third Quarter Fiscal 2022

•	Revenue increased to $18.9 million compared to $16.6 million last year
•	Business units with highest Lifetime Value (LTV) programs accounted for 56% of revenue
•	Net loss of ($3.7) million, including losses of $1.3 million related to new campus expansion
•	Received approval to open BSN Pre-Licensure program in Atlanta

NEW YORK – March 15, 2022 - Aspen Group, Inc. (Nasdaq: ASPU) (“AGI”), an education technology holding company, today announced financial results for its third quarter fiscal year 2022 ended January 31, 2022.

Third Quarter Fiscal Year 2022 Summary Results

	Three Months Ended January 31,		Nine Months Ended January 31,
$ in millions, except per share data	2022	2021	2022	2021
Revenue	$18.9	$16.6	$57.3	$48.8
Gross Profit[1]	$9.2	$8.7	$29.3	$27.0
Gross Margin (%)[1]	49%	52%	51%	55%
Net Income (Loss)	$(3.7)	$(2.8)	$(7.5)	$(8.1)
Earnings (Loss) per Share	$(0.15)	$(0.11)	$(0.30)	$(0.35)
EBITDA[2]	$(2.4)	$(2.2)	$(4.2)	$(4.5)
Adjusted EBITDA[2]	$(1.3)	$(0.9)	$(1.5)	$0.6

_______________________

1 GAAP gross profit calculation includes marketing and promotional costs, instructional costs and services, and amortization expense of $0.4 million and $1.3 million, and $0.4 million and $1.0 million, for the three and nine months ended January 31, 2022 and 2021, respectively.

2 Non-GAAP financial measure. See reconciliations of GAAP to non-GAAP financial measures under "Non-GAAP–Financial Measures" starting on page 5.

“For the third quarter, Aspen Group delivered a 14% revenue increase year-over-year, despite the spike in Covid-19 infection rates driven by the Omicron variant, which caused critical healthcare staffing shortages and workload overloads for RNs during the quarter, lowering post-licensure degree program class starts amongst our predominantly RN student body,” said Michael Mathews, Chairman and CEO of AGI. “Importantly though, as the Omicron variant subsides, there are clear and prevailing longer-term trends in nursing that underpin robust demand for our offerings and reinforce our optimism for driving revenue growth and margin improvement. A growing number of nurses are leaving the profession as they reach retirement age or due to the pandemic-induced job fatigue. This supply-side trend, coupled with the rising demand for healthcare to support the aging U.S. population, is expected to perpetuate a nursing shortage through 2030. Registered nursing is one of the highest in-demand professions in the American workforce, and our EdTech platform puts us in a solid position to serve this growing market in an affordable way for students. Our recently improved balance sheet supports our long-term growth objectives.”

COVID-19 Update

Nursing students represented 87% of the Company’s total student body at the end of the third quarter of fiscal 2022. Of the 11,889 nursing students, 2,277 are BSN Pre-Licensure students located across our four metro locations (Phoenix, Austin, Tampa, and Nashville). The remaining 9,612 nursing students are licensed registered nurses (RNs) studying to earn an advanced degree (RN to BSN, MSN, MSN-FNP, or DNP degree programs). Post-licensure nursing students represent 70% of the Company’s total student body at the end of the third quarter and are the AGI students primarily affected by the COVID-19 pandemic.

Starting in the second half of June 2021 and continuing through January 2022, the Company saw lower course starts than seasonally expected among our RN student body. For example, at Aspen University, course starts among RNs from June 2021 through January 2022 increased by approximately 3% year-over-year. By comparison, over the previous two full fiscal years (Fiscal Year 2021 and Fiscal Year 2020), course starts among RNs at Aspen University increased by an average of approximately 10% year-over-year.

Aspen Group cannot be certain what impact future COVID-19 variants will have on the Company’s results through the remainder of Fiscal Year 2022 and into Fiscal Year 2023.

Liquidity

At January 31, 2022, the Company had cash and cash equivalents of $6.0 million, restricted cash of $1.4 million. Cash used in operations for the nine months ended January 31, 2022 was $7.7 million, which is attributed to changes in working capital to support increased revenue.

Earlier today, the Company announced financing agreements consisting of a $10 million convertible note and a $20 million revolving credit facility. Aspen Group received the proceeds of the convertible note at the closing. The $20 million revolving credit facility is undrawn. Additionally, the Company extended its existing $5 million Revolving Credit Facility by one year to November 4, 2023.

Updated Outlook for Fiscal Year 2022

The Company has revised its outlook for fiscal year 2022 revenue to a new range of $75.5 million to $77.5 million range from the prior range of $77.0 million to $80.0 million given in the second quarter fiscal 2022 earnings release on December 14, 2021.

The table below shows the revised forecast for fiscal year 2022 guidance metrics.

Dollar amounts in millions, except per share data	Prior Guidance Range		Revised Guidance Range
Revenue	$77.0	$80.0	$75.5	$77.5
Net Income (Loss)	$(9.0)	$(7.0)	$(11.5)	$(10.5)
GAAP Earnings (Loss) per Share	$(0.38)	$(0.29)	$(0.46)	$(0.42)
EBITDA[1]	$(5.0)	$(3.0)	$(7.5)	$(6.5)
Adjusted EBITDA[1]	$(2.0)	$0.0	$(3.5)	$(2.5)

1 See definitions of these Non-GAAP financial measures under "Non-GAAP–Financial Measures" starting on page 5. The guidance reconciliation follows a similar format.

Fiscal Q3 2022 Financial and Operational Results (compared to Fiscal Q3 2021)

Revenue increased to $18.9 million for Fiscal Q3 2022 compared to $16.6 million for Fiscal Q3 2021. Aspen University’s (AU) revenue in the third quarter of fiscal year 2022, which includes the high LTV BSN Pre-Licensure program, accounted for 69%, or $13.0 million, versus 71% or $11.9 million, of consolidated revenue in the prior year period. United States University (USU) revenue for the quarter, which includes the high LTV MSN-FNP program, accounted for 31%, or $5.9 million versus 29%, or $4.8 million of consolidated revenue in the prior year period.

GAAP gross profit increased 6% to $9.2 million for Fiscal Q3 2022 compared to $8.7 million for Fiscal Q3 2021. Gross margin was 49% for Fiscal Q3 2022 compared to 52% for Fiscal Q3 2021. Gross margin in Fiscal Q3 2022 was impacted by higher instructional and marketing costs related to the new locations within the BSN Pre-Licensure program. AU gross margin was 50% of AU revenue for Fiscal Q3 2022 versus 54% in Fiscal Q3 2021, and USU gross margin was 52% of USU revenue for Fiscal Q3 2022 versus 53% in Fiscal Q3 2021.

Net loss and net loss per share were ($3.7) million and ($0.15), respectively, for Fiscal Q3 2022 compared to ($2.8) million and ($0.11), respectively, for Fiscal Q3 2021. AU generated net income of $0.9 million for Fiscal Q3 2022 versus $1.4 million in Fiscal Q3 2021, and USU generated net income of $0.3 million for each Fiscal Q3 2022 and Fiscal Q3 2021. AGI corporate incurred a net loss of ($5.0) million for Fiscal Q3 2022 as compared to ($4.5) million in the prior year period.

EBITDA was ($2.4) million and (13%) margin, respectively, for Fiscal Q3 2022 compared to EBITDA of ($2.2) million and (13%) margin, respectively, for Fiscal Q3 2021.

For Fiscal Q3 2022, AU generated EBITDA of $1.9 million and 15% margin as compared to $1.9 million or 16% margin in Fiscal Q3 2021. USU generated EBITDA of $0.4 million and 7% margin, as compared to $0.4 million or 8% margin in Fiscal Q3 2021. AGI corporate incurred EBITDA of ($4.8) million as compared to ($4.5) million in Fiscal Q3 2021.

Adjusted EBITDA was ($1.3) million and (7%) margin, respectively, for Fiscal Q3 2022 compared to Adjusted EBITDA of ($0.9) million and (5%) margin, respectively, for Fiscal Q3 2021.

For Fiscal Q3 2022, AU generated Adjusted EBITDA of $2.2 million and 17% margin, as compared to $2.5 million, or 21% margin, in Fiscal Q3 2021. USU generated Adjusted EBITDA of $0.6 million and 10% margin, as compared to $0.5 million, or 10% margin, in Fiscal Q3 2021. AGI corporate incurred Adjusted EBITDA of ($4.1) million as compared to ($3.8) million in Fiscal Q3 2021.

Operating Metrics

New student enrollments for the past five quarters are shown below:

	New Student Quarterly Enrollments
	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22
Aspen University	1,593	1,593	1,601	1,750	1,301
USU	536	589	675	630	481
Total	2,129	2,182	2,276	2,380	1,782

New student enrollments, bookings and ARPU for Q3’22 compared to Q3’21 are shown below:

	Q3'21 Enrollments	Q3'21 Bookings [1]	Q3'22 Enrollments	Q3'22 Bookings [1]
		(in millions)		(in millions)
Aspen University	1,593	$23.5	1,301	$17.8
USU	536	$9.6	481	$8.6
Total	2,129	$33.0	1,782	$26.3
ARPU		$15,513		$14,785

_____________________

1 “Bookings” are defined by multiplying Lifetime Value (LTV) by new student enrollments for each operating unit. “Average Revenue Per Enrollment” (ARPU) is defined by dividing total Bookings by total new student enrollments for each operating unit.

New student enrollments at AU decreased year-over-year by 18% due to the planned reduction of BSN Pre-Licensure enrollments in the Phoenix metro and the impact of COVID-19, specifically the effect that the Omicron variant surge has had among prospective RN students beginning in November 2021. New student enrollments at USU decreased by 10% year-over-year. RN student enrollments at USU were similarly impacted by COVID-19.

To provide context, the third quarter enrollment decrease of 16% year-over-year on a Company-wide basis was primarily a result of three factors:

•	First, as previously disclosed, Aspen University reduced advertising spend in the Phoenix metro for the BSN pre-licensure program to a maintenance spend level through January, causing enrollments in that metro to drop by 51% year-over-year. The quarter was not affected by the temporary suspension of advertising and enrollments of new pre-licensure students in the Phoenix metro, which happened after the quarter closed.
•	Second, enrollments at USU were down 10% year-over-year given the impact of the ongoing COVID-19 pandemic, as prospective post-licensure nursing students continue to delay their education goals on a short-term basis as they cared for COVID patients.
•	Third, in addition to Aspen University also seeing a COVID effect among prospective nursing post-licensure students, Aspen’s 2.0 business plan called for a $1.3 million annual reduction of ad spend in fiscal 2022 in Aspen’s post-licensure Nursing + Other unit. In the third quarter this equated to a 14% drop in ad spend year-over-year. Consequently, given the drop in ad spend and the COVID effect, enrollments in the Aspen Nursing + Other unit dropped by 18% year-over-year.

In summary, excluding the 51% drop in enrollments in the Phoenix metro (BSN pre-licensure program) and the 18% drop in enrollments in Aspen University's Nursing + Other unit, total enrollments for the Company would have been down by approximately 1% year-over-year.

The chart below shows five quarters of active student body results. Active student body is comprised of active degree-seeking students, enrolled in a course at the end of the third quarter of fiscal year 2022 or are registered for an upcoming course.

AGI’s overall active degree-seeking student body (includes both Aspen University and USU) grew 2% year-over-year to 13,724 as of January 31, 2022 from 13,407 as of January 31, 2021 and students seeking nursing degrees were 11,889 or 87% of total active students at both universities. Of the 11,889 students seeking nursing degrees, 9,612 are RNs studying to earn an advanced degree, including 6,839 at Aspen University and 2,773 at USU, while the remaining 2,277 nursing students are enrolled in Aspen University’s BSN Pre-Licensure program in the Phoenix, Austin, Tampa, Nashville and Atlanta metros.

Conference Call

Aspen Group, Inc. will host a conference call to discuss its third quarter fiscal year 2022 results and business outlook on Tuesday, March 15, 2022, at 4:30 pm ET. Aspen Group, Inc. will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (International), passcode 9807158.

Subsequent to the call, a transcript of the audio cast will be available from the Company’s website at www.aspu.com. There will also be a seven day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 (U.S.) or (404) 537-3406 (International), passcode 9807158.

For additional information on the financial statements and performance, please refer to the Aspen Group, Inc. Form 10-Q for the third quarter of fiscal year 2022 and third quarter 2022 Financial Results Presentation published on the Company’s website at www.aspu.com, on the Presentations page under Company Info.

Non-GAAP – Financial Measures

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. We believe that management, analysts, and shareholders benefit from referring to the following non-GAAP financial measures to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

AGI defines Adjusted EBITDA as EBITDA excluding: (1) bad debt expense; (2) stock-based compensation; and (3) non-recurring charges. The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA and of net income (loss) margin to the Adjusted EBITDA margin:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Net loss	$(3,733,997)	$(2,815,266)	$(7,457,143)	$(8,128,987)
Interest expense, net	180,642	33,436	350,838	2,018,176
Taxes	231,610	10,460	388,520	45,090
Depreciation and amortization	883,536	535,273	2,480,179	1,552,254
EBITDA	(2,438,209)	(2,236,097)	(4,237,606)	(4,513,467)
Bad debt expense	350,000	670,000	1,050,000	1,702,000
Stock-based compensation	700,697	701,170	1,965,567	3,019,828
Non-recurring charges - Severance	—	—	19,665	44,000
Non-recurring (income) charges - Other	49,310	—	(345,056)	375,437
Adjusted EBITDA	$(1,338,202)	$(864,927)	$(1,547,430)	$627,798
Net loss Margin	(20)%	(17)%	(13)%	(17)%
Adjusted EBITDA Margin	(7)%	(5)%	(3)%	1%

The following tables present a reconciliation of net loss to EBITDA and Adjusted EBITDA and of net income (loss) margin to the Adjusted EBITDA margin by business unit:

	Three Months Ended January 31, 2022
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(3,733,997)	$(5,020,149)	$941,437	$344,715
Interest expense, net	180,642	180,682	—	(40)
Taxes	231,610	951	230,660	(1)
Depreciation and amortization	883,536	47,536	738,172	97,828
EBITDA	(2,438,209)	(4,790,980)	1,910,269	442,502
Bad debt expense	350,000	—	225,000	125,000
Stock-based compensation	700,697	616,166	56,880	27,651
Non-recurring charges - Severance	—	—	—	—
Non-recurring charges - Other	49,310	49,310	—	—
Adjusted EBITDA	$(1,338,202)	$(4,125,504)	$2,192,149	$595,153
Net income (loss) Margin	(20)%	NM	7%	6%
Adjusted EBITDA Margin	(7)%	NM	17%	10%

________________________________

NM - Not meaningful

	Three Months Ended January 31, 2021
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(2,815,266)	$(4,537,882)	$1,375,359	$347,257
Interest expense, net	33,436	33,516	—	(80)
Taxes	10,460	3,600	6,800	60
Depreciation and amortization	535,273	15,540	492,303	27,430
EBITDA	(2,236,097)	(4,485,226)	1,874,462	374,667
Bad debt expense	670,000	—	610,000	60,000
Stock-based compensation	701,170	692,244	(12,468)	21,394
Non-recurring charges - Severance	—	—	—	—
Non-recurring charges - Other	—	—	—	—
Adjusted EBITDA	$(864,927)	$(3,792,982)	$2,471,994	$456,061
Net income (loss) Margin	(17)%	NM	12%	7%
Adjusted EBITDA Margin	(5)%	NM	21%	10%

	Nine Months Ended January 31, 2022
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(7,457,143)	$(14,537,849)	$4,605,707	$2,474,999
Interest expense, net	350,838	353,193	(1,739)	(616)
Taxes	388,520	3,363	383,867	1,290
Depreciation and amortization	2,480,179	116,720	2,082,972	280,487
EBITDA	(4,237,606)	(14,064,573)	7,070,807	2,756,160
Bad debt expense	1,050,000	—	725,000	325,000
Stock-based compensation	1,965,567	1,732,412	149,773	83,382
Non-recurring charges - Severance	19,665	—	—	19,665
Non-recurring (income) charges - Other	(345,056)	107,635	(452,691)	—
Adjusted EBITDA	$(1,547,430)	$(12,224,526)	$7,492,889	$3,184,207
Net income (loss) Margin	(13)%	NM	12%	14%
Adjusted EBITDA Margin	(3)%	NM	19%	17%

	Nine Months Ended January 31, 2021
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(8,128,987)	$(15,929,868)	$5,892,892	$1,907,989
Interest expense, net	2,018,176	2,018,258	—	(82)
Taxes	45,090	14,250	30,580	260
Depreciation and amortization	1,552,254	42,023	1,424,030	86,201
EBITDA	(4,513,467)	(13,855,337)	7,347,502	1,994,368
Bad debt expense	1,702,000	—	1,522,000	180,000
Stock-based compensation	3,019,828	2,768,687	135,166	115,975
Non-recurring charges - Severance	44,000	44,000	—	—
Non-recurring charges - Other	375,437	375,437	—	—
Adjusted EBITDA	$627,798	$(10,667,213)	$9,004,668	$2,290,343
Net income (loss) Margin	(17)%	NM	17%	14%
Adjusted EBITDA Margin	1%	NM	26%	16%

Definitions

Lifetime Value ("LTV") – is calculated as the weighted average total amount of tuition and fees paid by every new student that enrolls in the Company’s universities, after giving effect to attrition.

Bookings – is defined by multiplying LTV by new student enrollments for each operating unit.

Average Revenue per Enrollment ("ARPU") – is defined by dividing total bookings by total enrollments.

Adjusted EBITDA Margin – is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA margin is useful for management, analysts and investors as this measure allows for a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the nursing shortage, our 2022 guidance, our liquidity, the impact of COVID-19 on our business including our RN to BSN program and our estimates as to Lifetime Value, bookings and ARPU. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the continued demand of nursing students for the new programs, student attrition, national and local economic factors including whether COVID-19 will continue to have an adverse effect on the economy, uncertainties arising from the Russian invasion of Ukraine including its effect on the U.S. economy, supply chain issues and the labor market, competition from nursing schools in local markets, the competitive impact from the trend of non-profit universities using online education and consolidation among our competitors, and the impact of possible actions arising from the Arizona Board of Nursing investigation. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2021, as amended by the Form 10-Q for the fiscal quarter ended January 31, 2022. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aspen Group, Inc.

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Investor Relations Contact

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

GAAP Financial Statements

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	January 31, 2022	April 30, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,969,286	$12,472,082
Restricted cash	1,433,397	1,193,997
Accounts receivable, net of allowance of $3,381,204 and $3,289,816, respectively	19,635,715	16,724,744
Prepaid expenses	1,375,628	1,077,831
Other current assets	31,032	68,529
Total current assets	28,445,058	31,537,183

Property and equipment:
Computer equipment and hardware	1,486,201	956,463
Furniture and fixtures	2,153,124	1,705,101
Leasehold improvements	7,179,896	5,729,324
Instructional equipment	656,409	421,039
Software	9,829,329	8,488,635
Construction in progress	900	247,767
	21,305,859	17,548,329
Less: accumulated depreciation and amortization	(7,533,571)	(4,892,987)
Total property and equipment, net	13,772,288	12,655,342
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,907,075	7,908,360
Courseware, net	289,680	187,296
Accounts receivable, net of allowance of $— and $625,963, respectively	—	45,329
Long-term contractual accounts receivable	12,701,452	10,249,833
Deferred financing costs	88,393	18,056
Operating lease right of use assets, net	13,090,470	12,714,863
Deposits and other assets	523,898	479,212
Total assets	$81,829,746	$80,806,906

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	January 31, 2022	April 30, 2021
	(Unaudited)
Liabilities and Stockholders’ Equity
Liabilities:
Current liabilities:
Accounts payable	$1,806,656	$1,466,488
Accrued expenses	2,079,249	2,040,896
Deferred revenue	6,182,781	6,825,014
Due to students	3,229,516	2,747,484
Operating lease obligations, current portion	2,106,981	2,029,821
Credit Facility	5,000,000	—
Other current liabilities	136,027	307,921
Total current liabilities	20,541,210	15,417,624

Operating lease obligations, less current portion	17,317,396	16,298,808
Total liabilities	37,858,606	31,716,432

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized,
0 issued and 0 outstanding at January 31, 2022 and April 30, 2021	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized,
25,228,580 issued and 25,073,094 outstanding at January 31, 2022
25,066,297 issued and 24,910,811 outstanding at April 30, 2021	25,229	25,067
Additional paid-in capital	111,378,471	109,040,824
Treasury stock (155,486 at both January 31, 2022 and April 30, 2021)	(1,817,414)	(1,817,414)
Accumulated deficit	(65,615,146)	(58,158,003)
Total stockholders’ equity	43,971,140	49,090,474
Total liabilities and stockholders’ equity	$81,829,746	$80,806,906

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
Revenue	$18,944,798	$16,624,837	$57,316,004	$48,761,444

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	9,275,419	7,559,951	26,658,188	20,732,254
General and administrative	11,771,487	10,644,438	34,359,276	30,723,349
Bad debt expense	350,000	670,000	1,050,000	1,702,000
Depreciation and amortization	883,536	535,273	2,480,179	1,552,254
Total operating expenses	22,280,442	19,409,662	64,547,643	54,709,857

Operating loss	(3,335,644)	(2,784,825)	(7,231,639)	(5,948,413)

Other income (expense):
Interest expense	(180,697)	(33,539)	(353,738)	(2,018,664)
Other income (expense), net	13,954	13,558	516,754	(116,820)
Total other (expense) income, net	(166,743)	(19,981)	163,016	(2,135,484)

Loss before income taxes	(3,502,387)	(2,804,806)	(7,068,623)	(8,083,897)

Income tax expense	231,610	10,460	388,520	45,090

Net loss	$(3,733,997)	$(2,815,266)	$(7,457,143)	$(8,128,987)

Net loss per share - basic and diluted	$(0.15)	$(0.11)	$(0.30)	$(0.35)

Weighted average number of common stock outstanding - basic and diluted	25,041,733	24,544,334	24,971,056	23,354,036

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Three Months Ended January 31, 2022 and 2021

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at October 31, 2021	25,148,194	$25,149	$110,526,729	$(1,817,414)	$(61,881,149)	$46,853,315
Stock-based compensation	—	—	700,697	—	—	700,697
Common stock issued for stock options exercised for cash	41,667	41	134,959	—	—	135,000
Common stock issued for vested restricted stock units	38,719	39	(39)	—	—	—
Amortization of warrant based cost	—	—	16,125	—	—	16,125
Net loss	—	—	—	—	(3,733,997)	(3,733,997)
Balance at January 31, 2022	25,228,580	$25,229	$111,378,471	$(1,817,414)	$(65,615,146)	$43,971,140

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at October 31, 2020	24,416,539	$24,417	$105,092,551	$—	$(53,022,751)	$52,094,217
Stock-based compensation	—	—	701,170	—	—	701,170
Common stock issued for stock options exercised for cash	447,134	447	2,180,352	(1,817,414)	—	363,385
Common stock issued for vested restricted stock units	74,000	74	(74)	—	—	—
Common stock issued for services	2,000	2	19,898	—	—	19,900
Amortization of warrant based cost	—	—	9,125	—	—	9,125
Net loss	—	—	—	—	(2,815,266)	(2,815,266)
Balance at January 31, 2021	24,939,673	$24,940	$108,003,022	$(1,817,414)	$(55,838,017)	$50,372,531

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (CONTINUED)

Nine Months Ended January 31, 2022 and 2021

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2021	25,066,297	$25,067	$109,040,824	$(1,817,414)	$(58,158,003)	$49,090,474
Stock-based compensation	—	—	1,965,567	—	—	1,965,567
Common stock issued for stock options exercised for cash	58,419	58	190,976	—	—	191,034
Common stock issued for cashless stock options exercised	30,156	30	(30)	—	—	—
Common stock issued for vested restricted stock units	73,708	74	(74)	—	—	—
Amortization of warrant based cost	—	—	43,708	—	—	43,708
Warrants issued for deferred financing costs related to Credit Facility	—	—	137,500	—	—	137,500
Net loss	—	—	—	—	(7,457,143)	(7,457,143)
Balance at January 31, 2022	25,228,580	$25,229	$111,378,471	$(1,817,414)	$(65,615,146)	$43,971,140

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2020	21,770,520	$21,771	$89,505,216	$(70,000)	$(47,709,030)	$41,747,957
Stock-based compensation	—	—	3,019,828	—	—	3,019,828
Common stock issued for stock options exercised for cash	1,364,721	1,365	4,394,749	(1,817,414)	—	2,578,700
Common stock issued for cashless stock options exercised	22,339	22	(22)	—	—	—
Common stock issued for conversion of Convertible Notes	1,398,602	1,399	9,998,601	—	—	10,000,000
Common stock issued for vested restricted stock units	206,109	206	(206)	—	—	—
Common stock issued for warrants exercised for cash	192,049	192	1,081,600	—	—	1,081,792
Common stock issued for services	2,000	2	19,898	—	—	19,900
Modification charge for warrants exercised	—	—	25,966	—	—	25,966
Amortization of warrant based cost	—	—	27,375	—	—	27,375
Cancellation of Treasury Stock	(16,667)	(17)	(69,983)	70,000	—	—
Net loss	—	—	—	—	(8,128,987)	(8,128,987)
Balance at January 31, 2021	24,939,673	$24,940	$108,003,022	$(1,817,414)	$(55,838,017)	$50,372,531

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended January 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(7,457,143)	$(8,128,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	1,050,000	1,702,000
Depreciation and amortization	2,480,179	1,552,254
Stock-based compensation	1,965,567	3,019,828
Amortization of warrant based cost	43,708	27,375
Amortization of debt discounts	—	1,550,854
Amortization of debt issue costs	18,056	156,029
Amortization of deferred financing costs	49,107	—
Modification charge for warrants exercised	—	25,966
Loss on asset disposition	36,445	—
Lease benefit	(96,450)	—
Tenant improvement allowances received from landlords	816,591	—
Common stock issued for services	—	19,900
Changes in operating assets and liabilities:
Accounts receivable	(6,412,590)	(6,493,238)
Prepaid expenses	(297,797)	(267,526)
Other receivables	—	23,097
Other current assets	37,498	(1,205,083)
Accounts receivable, other	45,329	—
Deposits and other assets	(44,686)	(185,599)
Accounts payable	340,168	(349,882)
Accrued expenses	38,353	1,756,102
Due to students	482,032	(128,154)
Deferred revenue	(642,233)	1,887,377
Other current liabilities	(171,894)	(238,032)
Net cash used in operating activities	(7,719,760)	(5,275,719)
Cash flows from investing activities:
Purchases of courseware and accreditation	(161,262)	(31,330)
Purchases of property and equipment	(3,573,408)	(2,877,758)
Net cash used in investing activities	(3,734,670)	(2,909,088)
Cash flows from financing activities:
Borrowings under the Credit Facility	5,000,000	—
Proceeds from stock options exercised	191,034	2,578,700
Proceeds from warrants exercised	—	1,081,792
Net cash provided by financing activities	5,191,034	3,660,492

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Nine Months Ended January 31,
	2022	2021
Net decrease in cash, cash equivalents and restricted cash	$(6,263,396)	$(4,524,315)
Cash, cash equivalents and restricted cash at beginning of period	13,666,079	17,906,765
Cash, cash equivalents and restricted cash at end of period	$7,402,683	$13,382,450

Supplemental disclosure cash flow information:
Cash paid for interest	$258,630	$310,958
Cash paid for income taxes	$13,520	$49,008

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued for conversion of Convertible Notes	$—	$10,000,000
Warrants issued as part of Credit Facility	$137,500	$—

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the accompanying consolidated balance sheet to the total amounts shown in the accompanying unaudited consolidated statements of cash flows:

	January 31, 2022	April 30, 2021
Cash and cash equivalents	$5,969,286	$12,472,082
Restricted cash	1,433,397	1,193,997
Total cash, cash equivalents and restricted cash	$7,402,683	$13,666,079